UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2023

SPYRE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37722	46-4312787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street Building 23 Suite 105
Waltham, Massachusetts	02453
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 651-5940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 Par Value	SYRE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 7, 2023, Spyre Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with certain institutional and accredited investors (each, a “Purchaser” and collectively, the “Purchasers”). The closing of the Private Placement is expected to occur on December 11, 2023 (the “Closing Date”).

Pursuant to the Purchase Agreement, the Purchasers have agreed to purchase an aggregate of 6,000,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price per share of $15.00, and 150,000 shares (the “Preferred Shares”) of the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), at a price per share of $600.00, for an aggregate purchase price of approximately $180.0 million. Each Preferred Share is convertible into 40 shares of Common Stock. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Preferred Shares are set forth in the Certificate of Designation (as defined below). See Item 5.03 for further information regarding the Preferred Shares and the Certificate of Designation.

The Purchase Agreement contains customary representations and warranties of the Company, on the one hand, and the Purchasers, on the other hand, and customary conditions to closing. Pursuant to the Purchase Agreement, the Company has agreed to submit to its stockholders the approval of the conversion of the Preferred Shares into shares of Common Stock in accordance with Nasdaq Stock Market Rules (the “Conversion Proposal”) at its 2024 annual meeting of stockholders.

Also on December 7, 2023, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, which provides that the Company will register the resale of the Common Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission no later than 30 days following the Closing Date, and to use its commercially reasonable efforts to have the registration statement declared effective 90 days after the Closing Date.

The Company has also agreed to, among other things, indemnify the Purchasers, their officers, directors, members, employees, partners, managers, stockholders, affiliates, investment advisors and agents under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The securities to be issued and sold to Purchasers under the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, or under any state securities laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company has engaged Jefferies LLC, Cowen and Company, LLC, Stifel, Nicolaus & Company, Incorporated, Guggenheim Securities, LLC and LifeSci Capital LLC as placement agents for the Private Placement. The Company has agreed to pay customary placement fees and reimburse certain expenses of the placement agents.

The foregoing summary of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the form of Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Following the closing of the Private Placement, the Company expects to have 36,021,007 shares of Common Stock issued and outstanding and approximately 59.8 million shares of Common Stock issued and outstanding on a pro forma basis, which gives effect to the full conversion of the Series A Preferred Stock and Series B Preferred Stock as of the Closing Date, without regard to beneficial ownership limitations that may limit the ability of certain holders of Series A Preferred Stock or Series B Preferred Stock to convert such shares to Common Stock as such time, and assumes the exercise of all outstanding pre-funded warrants.

Item 3.02	Unregistered Sales of Equity Securities

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series B Non-Voting Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”) in connection with the Private Placement. The Certificate of Designation provides for the issuance of up to 150,000 shares of the Company Series B Preferred Stock.

Holders of shares of Series B Preferred Stock are entitled to receive dividends on shares of Series B Preferred Stock equal to, on an as-if-converted-to-Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock. Except as otherwise required by law, the Series B Preferred Stock does not have voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, (b) alter or amend the Certificate of Designation, or (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Preferred Stock. The Series B Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company.

Following stockholder approval of the Conversion Proposal, each share of Series B Preferred Stock will automatically convert into 40 shares of Common Stock, subject to certain limitations, including that a holder of Series B Preferred Stock is prohibited from converting shares of Series B Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 0% and 19.9%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

The foregoing description of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 7, 2023, the Company made available a press release announcing the Private Placement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Series B Non-Voting Convertible Preferred Stock

10.1	Securities Purchase Agreement, dated as of December 7, 2023, by and among Spyre Therapeutics, Inc. and each purchaser identified on Annex A thereto

10.2	Form of Registration Rights Agreement

99.1	Press Release, dated December 7, 2023

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2023	SPYRE THERAPEUTICS, INC.

	By:	/s/ Cameron Turtle
Cameron Turtle Chief Executive Officer